EXHIBIT 21
Microsemi Corporation Subsidiaries
As of November 20, 2012

Name of Microsemi Corporation Subsidiary	Jurisdiction
IDS Acquisition Corp.	Arizona
Microsemi Corp. - Scottsdale	Arizona
Actel Corporation	California
Microsemi Corp. - Power Management Group	California
Microsemi Corp. - Power Management Group Holding	California
Microsemi Defense Systems, Inc.	California
Microsemi Real Estate, Inc.	California
Zarlink Semiconductor V.N. Inc	California
Microsemi Corp. - Colorado	Colorado
Arxan Defense Systems, Inc.	Delaware
Electronic Designs, Inc.	Delaware
Legerity International, Inc.	Delaware
Micro Beat, Inc.	Delaware
Micro CML, Inc.	Delaware
Microsemi Corp. - Analog Mixed Signal Group	Delaware
Microsemi Corp. - Massachusetts	Delaware
Microsemi Corp. - Power Products Group	Delaware
Microsemi Corp. - RF Integrated Solutions	Delaware
Microsemi Corp. - RF Power Products	Delaware
Microsemi Corp. - Santa Ana	Delaware
Zarlink Semiconductor (U.S.) Inc.	Delaware
Zulu Acquisition Co., LLC	Delaware
White Electronic Designs Corporation	Indiana
T.S.I. Microelectronics Corp.	Massachusetts
White Electronics / ALI, Inc.	Massachusetts
Microsemi Pan-Asia Corp.	Nevada
PowerDsine, Inc.	New York
Panelview, Inc.	Oregon
Microsemi BMD IP Holding Limited	Bermuda
Microsemi Ireland, Ltd.	Bermuda
0916753 B.C. ULC	Canada
Microsemi Corp. - Holding	Cayman Islands
Microsemi Corp. - Holding 2	Cayman Islands
Microsemi Corp. - International	Cayman Islands
Shanghai Microsemi Semiconductor Co., Ltd.	China
Microsemi Europe SARL	France
Microsemi Power Module Products, SAS	France
Zarlink Semiconductor S.A.R.L.	France
Microsemi GmbH	Germany
Zarlink Semiconductor GmbH	Germany
Microsemi (Hong Kong) Ltd.	Hong Kong
Microsemi Pan-Asia Hong Kong Ltd.	Hong Kong
Microsemi Corp. - Semiconductor India Private Ltd.	India
Microsemi Ireland Holding Limited	Ireland
Microsemi Ireland Trading, Ltd.	Ireland

Name of Microsemi Corporation Subsidiary	Jurisdiction
Microsemi Semiconductors Ltd.	Ireland
Microsemi IOM Limited	Isle of Man
Microsemi IOM Unlimited	Isle of Man
Microsemi Corp. - Analog Mixed Signal Group, Ltd.	Israel
Microsemi Israel, Ltd.	Israel
Microsemi Europe Srl.	Italy
Actel Japan K.K.	Japan
Microsemi Corp. - Japan K.K.	Japan
Zarlink K.K.	Japan
Microsemi Irish IP Holding (Lux) Limited	Luxemburg
Microsemi Macao Commercial Offshore Limited	Macau
Microsemi Corp. Mauritius	Mauritius
Zarlink Semiconductor XIC B.V.	Netherlands
Microsemi Semiconductors - Manila (Philippines), Inc.	Philippines
Zarlink Semiconductor (Asia) Pte. Ltd.	Singapore
Zarlink Semiconductor AB	Sweden
Microsemi Europe Ltd.	United Kingdom
Zarlink Semiconductor Holdings Ltd.	United Kingdom
Zarlink Semiconductor Limited	United Kingdom